Exhibit 1.2
                   DELAWARE INVESTMENTS UNIT INVESTMENT TRUST
                                    SERIES 20
                                 TRUST AGREEMENT
                                                             Dated: June 2, 1998

         This Trust Agreement dated as of June 2, 1998 between Delaware Capital Management, Inc., as Depositor and The Chase Manhattan Bank, as Evaluator and Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Delaware-Voyageur Unit Investment Trust Series 9 and certain subsequent Series, Standard Terms and Conditions of Trust Dated May 6, 1997" (herein called the "STANDARD TERMS AND CONDITIONS OF TRUST"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

                   (a) The Securities listed in Schedule A hereto have been deposited in Trust under this Trust Agreement.

                   (b) The first sentence of the fifth paragraph of Section 5.02 of the Standard Terms and Conditions of Trust is hereby amended by replacing the phrase "at least that number of Units" with "that number of Units which meet the dollar amount requirements."


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                  (c) Article I of the Standard Terms and Conditions of Trust is
         hereby amended to replace the definitions of "Rollover Unitholder," "Rollover Notification Date" and "Special Redemption Period" with the following:

         ROLLOVER UNITHOLDER

         The terms "Interim Rollover Unitholders" and "Final Rollover Unitholders" as defined in the Prospectus shall also apply individually to the term "Rollover Unitholder" provided herein. In addition, any reference to the "Rollover Unitholder" as it relates exclusively to "Interim Rollover Unitholders" shall be interpreted to apply only to such Unitholders and any reference to the "Rollover Unitholder" as it relates exclusively to "Final Rollover Unitholders" shall be interpreted to apply only to such Unitholders.

         ROLLOVER NOTIFICATION DATE

         The dates specified in the Prospectus for the "Interim Rollover Notification Date" and the "Final Rollover Notification Date" in "Summary of Essential Information" shall also apply individually to the term "Rollover Notification Date" provided herein. In addition, any reference to the "Rollover Notification Date" as it relates exclusively to "Interim Rollover Unitholders" shall be interpreted to apply only to such Unitholders and any reference to the "Rollover Notification Date" as it relates exclusively to "Final Rollover Unitholders" shall be interpreted to apply only to such Unitholders.

         SPECIAL REDEMPTION PERIOD

         The dates specified in the Prospectus for the "Interim Special Redemption Period" and the "Final Special Redemption Period" in "Summary of Essential Information" shall also apply individually to the term "Special Redemption Period" provided herein. In addition, any reference to the "Special Redemption Period" as it relates exclusively to "Interim Rollover Unitholders" shall be interpreted to apply only to such Unitholders and any reference to the "Special Redemption Period" as it relates exclusively to "Final Rollover Unitholder" shall be interpreted to apply only to such Unitholders.

                  (d) The following shall be added at the end of the first paragraph of subsection (a) of Section 5.03:

         "The notice and form of election to be sent to Unitholders in respect of any redemption and purchase of Units of a New Series as provided in this section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Trustee in writing and the Trustee shall have no responsibility therefor. The Distribution Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions."


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                  (e) All references to Voyageur Fund Managers, Inc. in the
Standard Terms and Conditions of Trust shall be amended to refere to Delaware Capital Management, Inc.


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         IN WITNESS WHEREOF, Delaware Capital Management, Inc. has caused this
Trust Agreement to be executed by its Assistant Vice President and The Chase Manhattan Bank has caused this Trust Agreement to be signed by one of its Vice Presidents or Second Vice Presidents all as of the day, month and year first above written.

                                 Delaware Capital Management, Inc.,
                                   Depositor


                                 By:____________________________________________
                                     Assistant Vice President/Assistant
                                       Secretary/Senior Counsel





                                 The Chase Manhattan Bank, Evaluator and
                                       Trustee


                                 By:_______________________________


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                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
              DELAWARE INVESTMENTS UNIT INVESTMENT TRUST, SERIES 20

(Note: Incorporated herein and made a part hereof are the "SCHEDULES OF INVESTMENTS" as set forth in the Prospectus.)